UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2014

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 10, 2014, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), issued a press release announcing that, on August 8, 2014, the Delaware Court of Chancery issued its decision on remand in the litigation begun by PharmAthene, Inc. in 2006. The Delaware Court of Chancery determined, among other things, that PharmAthene, Inc. is entitled to a lump sum damage award in a still unspecified amount, with interest and fees, based on U. S. Government purchases of SIGA's smallpox drug supposedly anticipated in 2006. The total award is likely to be substantial, but it will not be established until after the Delaware Court of Chancery considers certain calculations from experts and the agreement or input of each of SIGA and PharmAthene, Inc.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SIGA TECHNOLOGIES, INC.

By:     /s/ Daniel J. Luckshire
Name:    Daniel J. Luckshire
Title:    Chief Financial Officer

Date:  August 12, 2014